ARTHUR ANDERSEN


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A registration statement for Frontier Equity Fund.

                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
February 2, 1998.